Exhibit 10.5

RESTRICTIVE COVENANT AGREEMENT

RESTRICTIVE COVENANT AGREEMENT, dated as of [__], 2019, among Refinitiv US PME LLC (f/k/a Thomson PME LLC) (“Refinitiv PME”), Refinitiv Parent Limited (f/k/a F&R (Cayman) Parent Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Refinitiv Parent”), Refinitiv US Holdings Inc., a Delaware corporation (“Refinitiv US Holdings”), Refinitiv TW Holdings LLC, a Delaware limited liability company (collectively with Refinitiv PME, Refinitiv Parent and Refinitiv US Holdings, the “Refinitiv Entities”) Tradeweb Markets LLC (“TWM LLC”) and Tradeweb Markets Inc. (“TWM Inc.”, and collectively, with TWM LLC, the “Tradeweb Parties”). The Refinitiv Entities and the Tradeweb Parties are referred to as the “Parties”. Certain capitalized terms used herein are defined in Article IV.

RECITALS

WHEREAS, in connection with the initial public offering (the “IPO”) of TWM Inc., the parties to the Second Amended and Restated Master Agreement, dated as of March 14, 2012, as amended (the “Master Agreement”), decided to terminate the Master Agreement other than as set forth in this Agreement; and

WHEREAS, the Refinitiv Entities will continue to be equityholders of TWM Inc. or TWM LLC, as the case may be, following the IPO and, therefore, the Parties hereto agree that the Refinitiv Entities and their Affiliates would otherwise continue to be bound by the non-compete obligations in Section 4.4 of the Master Agreement and will be subject to such obligations as such obligations are amended and restated as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties contained herein, the Parties hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE REFINITIV ENTITIES

Each Refinitiv Entity, jointly and severally, represents and warrants to the Tradeweb Parties as of the date hereof as follows:

SECTION 1.1.      Organization and Power.

Such Refinitiv Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

SECTION 1.2.      Authorization.

The execution, delivery and performance by such Refinitiv Entity of this Agreement is within its powers and has been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding obligation of such Refinitiv Entity, enforceable against such Refinitiv Entity in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at Law).

SECTION 1.3.       Governmental Authorization.

The execution, delivery and performance by such Refinitiv Entity of this Agreement requires no material action by, in respect of, or material filing with, any Governmental Entity or Self-Regulatory Organization, agency or official.

SECTION 1.4.      Noncontravention.

The execution, delivery and performance by such Refinitiv Entity of this Agreement does not and will not (i) violate its organizational documents, (ii) violate any applicable Law in any material respect, (iii) require any material consent or other material action by any Person under, constitute a material default under, or cause or permit the termination, cancellation or acceleration of any material right or obligation or the loss of any material benefit to which such Refinitiv Entity is entitled under, any provision of any agreement or other instrument binding upon such Refinitiv Entity, or (iv) result in the creation or imposition of any Encumbrance upon any assets, properties or rights of such Refinitiv Entity, except for any such Encumbrances that would not, individually or in the aggregate, have a material adverse effect on the business, operations, condition (financial or otherwise), assets or liabilities of such Refinitiv Entity or on the ability of such Refinitiv Entity to perform its obligations hereunder.

ARTICLE II

NON-COMPETE AGREEMENT

SECTION 2.1.      Non-Competition. Notwithstanding anything to the contrary contained in Article X of the TWM Inc. Charter, from and after the date hereof, the Parties agree that:

(a)          for so long as a Triggering Event has not occurred (the “Non-Compete Period”):

(i)          each Refinitiv Entity shall not, and shall cause its Affiliates (other than TWM Inc. and its Subsidiaries) not to, directly or indirectly (except as permitted in Section 2.1(b) below), (x) establish (other than by providing licensing, technology, hosting, connectivity, consulting or similar services to a third party), (y) fund, purchase or own a Material Interest in, or (z) act as a primary business operator or manager of, an electronic trade execution platform for trading in (A) the Fixed Income Asset Class Family or (B) Equity Derivatives (a “Competitive Business”); and

(ii)         subject to TWM LLC including single dealer offerings on its platform and performing all necessary development work to integrate such single dealer offerings with Eikon to permit Eikon to display such offerings and provide execution links back to TWM LLC, each Refinitiv Entity will, and will cause its Affiliates to, to the greatest extent commercially practicable, promote TWM LLC as the preferred execution platform for single dealer prices by displaying the TWM LLC composite single dealer price at the top of the relevant Eikon page and shall pass customers seeking to execute on such price to the TWM LLC environment for execution.

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(b)          If, after the date hereof and during the Non-Compete Period, the Refinitiv Entities or any of their Affiliates desires to engage in a Competitive Business as described in Section 2.1(a) above for any group of securities, instruments, or other assets in the Fixed Income Asset Class Family that are not traded at that time on any TradeWeb electronic trade execution platform (a “Proposed Business”), the Refinitiv Entities or their applicable Affiliates (the “Offeror”) shall first deliver to TWM LLC a written notice (a “First Offer Notice”), which shall (i) state the material details of Offeror’s intention, including the intended trading model and group of securities, instruments, or other assets to be traded in the Proposed Business and, where applicable, the material terms and conditions on which Offeror intends to fund or purchase the Proposed Business, and (ii) offer to TWM LLC the right to establish, fund or purchase any Material Interest in, or act as the primary business operator or manager of, the Proposed Business (the “First Offer”). The First Offer shall remain open and irrevocable for 30 days following delivery of the First Offer Notice (the “First Offer Acceptance Period”). If written acceptance of a First Offer is delivered within the First Offer Acceptance Period and TWM LLC establishes, funds, or purchases a Material Interest in, or commences acting as a primary business operator or manager of, the Proposed Business within 3 months after the First Offer Acceptance Period, then the Proposed Business shall be deemed a Competitive Business. If written acceptance of a First Offer is not received within the First Offer Acceptance Period or if, within 3 months after the First Offer Acceptance Period, TWM LLC does not establish, fund, or purchase a Material Interest in, or commence acting as the primary business operator or manager of, the Proposed Business, then the First Offer shall be null and void and the Refinitiv Entities or their Affiliates shall have the right to engage in the activity set forth in the First Offer Notice (in which case the Proposed Business shall not be considered a Competitive Business), provided that it does so within 3 months following the later of (x) a written rejection of the First Offer, (y) if no rejection or effective acceptance of the First Offer is received, the last day of the First Offer Acceptance Period and (z) if effective acceptance of the First Offer is received, the last day of the 3 month period following the First Offer Acceptance Period. If the Refinitiv Entities or any of their Affiliates do not engage in such activity within such time period on substantially the same terms and conditions as set forth in the First Offer Notice, then the Refinitiv Entities or their Affiliates shall not subsequently establish, fund or purchase a Material Interest in, or act as a primary business operator or manager of, the Proposed Business unless it first delivers a new First Offer Notice and the terms and provisions of this Section 2.1(b) are separately complied with. For purposes of this Section 2.1(b), any decision, action or consent to be taken or granted by TWM LLC shall be taken or granted in accordance with Section 2.1(f).

(c)          Notwithstanding the foregoing, a Competitive Business shall not include, and the provisions of Section 2.1(b) shall not apply to:

(i)          a single-dealer-to-customer electronic trade execution platform for any asset classes, securities and other interests,

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(ii)         Omgeo LLC,

(iii)        any electronic messaging system (whether operated as a standalone system or as a component of or in combination with other electronic systems) intended primarily for trading in the Non-Fixed Income Asset Class Families, that provides the ability for system users to exchange messages (including messages that conform to a parseable syntax for facilitating STP processing) relating to or for purposes of trading, but which does not require use of a defined protocol of structured and sequenced messages to negotiate or execute transactions,

(iv)        any other electronic trading system for trading in the Non-Fixed Income Asset Class Families including any that includes, as part of its system, the ability for users to trade associated securities, instruments, or other assets in the Fixed Income Asset Class Family, provided that the revenue derived by Refinitiv Entities and their Affiliates from the trading of such associated instruments on such system shall not exceed twenty percent (20%) of the total revenue derived by the Refinitiv Entities and their Affiliates from such system,

(v)         Thomson Reuters Matching platform (or any successor thereto), including trading thereon of associated short-term securities, instruments, or other assets, including, but not limited to, overnight index swaps, U.S. and European commercial paper, bank deposits and other money market instruments, provided that access to trading of such other instruments is intended for users whose primary activity is trading foreign exchange instruments,

(vi)        any new TradeWeb Asset Class as to which TWM LLC fails to generate fifty percent (50%) of revenue, volume, or other metric targets set for such TradeWeb Asset Class, such metric targets and the timing for testing them shall be mutually reasonably agreed to at the time such new TradeWeb Asset Class is approved,

(vii)       an electronic trade execution platform established, funded, purchased or first operated or managed by any Refinitiv Entity or their Affiliates, alone or with others, after January 2, 2008, that, at the time of such establishment, funding, purchase, or first operation or management, is not a Competitive Business, provided, that to the extent the provisions of Section 2.1(b) applied to such electronic trade execution platform at the time of its establishment, funding, purchase or first operation or management by any Refinitiv Entity or their Affiliates, the Refinitiv Entities and their Affiliates complied with their obligations, if any, under Section 2.1(b) above or under Section 4.4 of the Master Agreement in effect at the time thereof,

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(viii)      an electronic trade execution platform that any Refinitiv Entity or their Affiliates, directly or indirectly, establishes, funds, purchases, operates, or manages with the prior approval of TWM LLC granted in accordance with Section 2.1(f),

(ix)         any electronic trading platform supporting manually entered and accepted prices but not automated pricing or automated quote acceptance relating to Refinitiv’s FI Callouts platform (or any successor thereto) in Sub-Saharan Africa (which, for the avoidance of doubt, includes South Africa and Mauritius), Egypt, Morocco, Tunisia, Albania, Armenia, Ukraine, Serbia, Saudi Arabia, UAE, Pakistan, Sri Lanka, Bangladesh, Myanmar, Thailand, Vietnam, and Indonesia, provided, that for any expansion of the foregoing geographies, the Refinitiv Entities or their Affiliates shall require the prior approval of TWM LLC granted in accordance with Section 2.1(f), such approval not to be unreasonably withheld or delayed, so long as at such time TWM Inc., TWM LLC or its Subsidiaries, is not operating in the relevant geography and has no documented plans to do so in the twelve (12) month period following the date that the Refinitiv Entities or their Affiliates seek such approval. TWC LLC shall indicate such approval or non-approval in writing to the Refinitiv Entities. If TWC LLC fails to approve any such expansion, it shall, as part of such indication, provide the Refinitiv Entities with reasonable written documentation evidencing TWC LLC’s operations or plans to operate in the relevant geography in accordance with the foregoing,

(x)         any electronic platform for the primary issuance of financial instruments through an auction process supporting manually entered bids but not automated submission of bids, including relating to Refinitiv’s Auction platform (or any successor thereto), provided that, such electronic platform shall not establish (other than by providing licensing, technology, hosting, connectivity, consulting or similar services to a third party) a trading venue for trading in (A) the Fixed Income Asset Class Family or (B) Equity Derivatives (a “Trading Venue”), other than a Trading Venue that would not be a Competitive Business in accordance with this Section 2.1(c), or

(xi)        any Execution Management System (EMS), Order Management System (OMS), or Portfolio Management System (PMS), including relating to Refinitiv’s REDI platform (or any successor thereto), provided that, such EMS, OMS or PMS shall not establish (other than by providing licensing, technology, hosting, connectivity, consulting or similar services to a third party) a Trading Venue, other than a Trading Venue that would not be a Competitive Business in accordance with this Section 2.1(c).

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(d)          The Non-Compete Period shall terminate and the Refinitiv Entities and their Affiliates shall no longer be subject to the provisions of this Section 2.1 in the event (A) that the overall revenue of TWM LLC declines by more than twenty-five percent (25%) in each of two consecutive fiscal years, or (B) a Change of Control occurs with respect to the Refinitiv Entities, Refinitiv Equityholder or any intermediate parent through which Refinitiv Equityholder holds Voting Securities.

(e)          Notwithstanding the foregoing, the non-compete restrictions in respect of the Refinitiv Entities and its Affiliates pursuant to Section 2.1(a) shall also not apply with respect to any Competitive Business conducted by any entity or business acquired by any Refinitiv Entity or its Affiliates (whether through merger, stock purchase, asset purchase or other means of business combination) as long as such Competitive Business (i) accounts for less than twenty percent (20%) of the revenues of the acquired entity or business during the LTM period immediately prior to such acquisition and (ii) within 12 months of such acquisition, the Refinitiv Entities or their Affiliates cause such Competitive Business to be (x) with the consent of TWM LLC granted in accordance with Section 2.1(f), contributed to the Business, or (y) disposed of, including by a sale of such Competitive Business to a third party not Affiliated with the Refinitiv Entities; provided, that in the event any such Competitive Business is contributed to the Business, the Refinitiv Entities and TWM LLC (acting by Required Consent) shall in good faith cooperate to determine and agree upon the fair market value of such contributed Competitive Business or, if TWM LLC does not consent to such value, appoint the Appraiser to determine the fair market value of such contributed Competitive Business; and provided further, that the form of compensation that shall be paid to the Refinitiv Entities or their Affiliates as consideration for such contribution shall be, at the option of TWM LLC (acting by Required Consent), cash or the issuance of new Class A Common Stock to the Refinitiv Entities.

(f)          For purposes of Section 2.1(b) and Section 2.1(e) and the other provisions of this Agreement that expressly so provide, any decision, action or consent to be taken or granted by TWM LLC shall be taken or granted by TWM Inc. (as the manager of TWM LLC) by the casting of affirmative votes (the “Required Consent”) by a simple majority of TradeWeb Management (together having one vote) and the members of the board of directors of TWM Inc. who are independent directors (within the meaning of the rules of the stock exchange or securities market on which shares of Class A Common Stock are at any time listed or quoted); provided that, notwithstanding the foregoing, for purposes of Section 2.1(c)(viii) and (ix), any approval by TWM LLC shall mean approval by TradeWeb Management.

ARTICLE III

INDEMNIFICATION

SECTION 3.1.      Indemnification.

(a)          Each Refinitiv Entity hereby, severally and jointly, agrees to indemnify and hold harmless the TradeWeb Indemnified Parties from and against any and all Losses that are incurred or suffered by the TradeWeb Indemnified Parties or any of them by reason of a Non-Compete Indemnification Event.

(b)          Notwithstanding any termination of the Master Agreement to the contrary,

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(i)            (I) all indemnity obligations provided by TWM LLC pursuant to Section 4.7 of the Master Agreement and (II) the provisions of Section 5.2(a)(iii) of the Master Agreement with respect to breaches of Section 4.7 of the Master Agreement (and any other provision thereof necessary to ensure that the Thomson Reuters Indemnified Parties (as defined therein) retain the right to indemnification contemplated by Section 5.2(a)(iii) of the Master Agreement as it relates to Section 4.7 of the Master Agreement) shall survive such termination and the Thomson Reuters Indemnified Parties shall continue to have a right to indemnification with respect thereto; and

(ii)           the provisions of Section 5.2(a)(i)(B) of the Master Agreement with respect to breaches of Section 4.7 of the Master Agreement (and any other provision thereof necessary to ensure that the Tradeweb Indemnified Parties retain the right to indemnification contemplated by Section 5.2(a)(i)(B) of the Master Agreement as it relates to Section 4.7 of the Master Agreement) shall survive such termination and the Tradeweb Indemnified Parties shall continue to have a right to indemnification with respect thereto.

(c)          Definitions. For purposes of this Article III, the following terms shall have the meanings set forth below:

(i)            a “Non-Compete Indemnification Event” is (A) the failure of any representation or warranty made by any Refinitiv Entity in this Agreement to be true and correct as of the date hereof, or (B) the breach of any covenant or agreement made by any Refinitiv Entity or its Affiliates in this Agreement;

(ii)           an “Indemnification Notice” is a written notice in reasonable detail delivered by the TradeWeb Indemnified Parties to any Refinitiv Entity stating a demand for indemnification in accordance with this Section 3.1; and

(iii)          “Losses” are any and all losses, damages, liabilities, obligations, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) actually sustained, suffered or incurred by the Tradeweb Indemnified Party seeking indemnification as a result of any Non-Compete Indemnification Event (net of any indemnification actually recovered from third parties and insurance proceeds actually received); provided, however, that Losses shall not include consequential damages, special damages, punitive damages, or lost profits (other than those awarded to third parties in a claim for which a Tradeweb Indemnified Party is indemnified hereunder as described in Section 3.2).

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SECTION 3.2.      Procedure.

(a)          In the event that a TradeWeb Indemnified Party shall incur or suffer any Losses (or shall reasonably anticipate that it shall suffer any Losses) in respect of which indemnification may be sought by such Tradeweb Indemnified Party (such Person an “Indemnified Party”) pursuant to the provisions of this Article III from the Refinitiv Entities (the “Indemnifying Party”), the Indemnified Party shall submit to the Indemnifying Party an Indemnification Notice stating the nature and basis of such claim. In the case of Losses arising by reason of any third-party claim, the Indemnification Notice shall be given within thirty (30) days of the actual knowledge of the Indemnified Party of the filing or other written assertion of any such claim against the Indemnified Party, but the failure of the Indemnified Party to give the Indemnification Notice within such time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually materially prejudiced thereby.

(b)          The Indemnified Party shall provide to the Indemnifying Party reasonably detailed descriptions of all information and documentation in the Indemnified Party’s possession that, in its reasonable judgment, is not privileged and is reasonably necessary to support and verify any Losses that the Indemnified Party believes give rise to a claim for indemnification hereunder.

(c)          In the case of third-party claims with respect to which an Indemnification Notice is given, the Indemnifying Party shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim, and (z) to employ counsel of the Indemnifying Party’s choosing (subject to the Indemnified Party’s prior written consent, not to be unreasonably withheld) to contest any such claim in the name of the Indemnified Party or otherwise; provided, that (A) upon taking any of the actions described in the foregoing, the Indemnifying Party shall be deemed to have accepted any and all indemnification obligations in connection with such third party claim; (B) no settlement shall be effected without the advance written consent of the Indemnified Party; and (C) in the event that the Indemnified Party, in its reasonable judgment, determines that the Indemnifying Party, after exercising its rights pursuant to this Section 3.2(c), has failed to conduct any proceedings or negotiations or manage any claim with the same level of diligence as if such proceeding, negotiation or claim were solely for its own account, the Indemnified Party may participate with the Indemnifying Party, with respect thereto, at the expense of the Indemnifying Party. The Indemnified Party shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third-party claim, and the Indemnified Party shall be entitled to participate with counsel of its own choice at the expense of the Indemnifying Party if, in the reasonable judgment of the Indemnified Party, representation of both the Indemnified Party and the Indemnifying Party by the same counsel presents a conflict of interest or is otherwise inappropriate under applicable standards of professional conduct. Subject to the provisions of this paragraph (c) the Indemnifying Party shall, within thirty (30) days of receipt of the Indemnification Notice, notify the Indemnified Party of its intention to assume the defense of any such claim, which notification shall include the name of the Person that the Indemnifying Party proposes to select as its counsel. Until the Indemnified Party has received notice of the Indemnifying Party’s election whether to defend any such claim, the Indemnified Party shall take reasonable steps to defend (but may not settle) such claim. If the Indemnifying Party shall decline to assume the defense of any such claim in accordance with this paragraph (c), or shall fail to notify the Indemnified Party within thirty (30) days after receipt of the Indemnification Notice of the Indemnifying Party’s election to defend such claim in accordance with this paragraph (c), the Indemnified Party may defend such claim. The expenses of all proceedings, contests or lawsuits in respect of any such claims (other than those incurred by the Indemnified Party that are referred to in the second sentence of this paragraph (c)) shall be borne by the Indemnifying Party; provided that the Indemnified Party shall be required to reimburse the Indemnifying Party for any such expenses if and to the extent that the Indemnifying Party is ultimately determined not to be liable to indemnify the Indemnified Party under this Article III with respect to any such proceeding, contest or lawsuit. Regardless of which Party shall assume the defense of the claim, the Parties agree to cooperate fully with one another in connection therewith. In no event shall any Indemnified Party be entitled to double recovery hereunder.

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ARTICLE IV

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meaning set forth below:

“Affiliate” shall mean, in respect of any specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided, however, that for purposes of this Agreement, an Affiliate of the Refinitiv Entities shall only include Refinitiv Equityholder and its Subsidiaries and shall not include any equityholder of Refinitiv Equityholder (including BCP York Holdings (Delaware) L.P. and The Woodbridge Company Limited, the holding company of the Thomson family) or their Affiliates (not including the Refinitiv Equityholder and its Subsidiaries).  Without limiting the foregoing proviso, such proviso shall mean that the provisions of Section 2.1 shall only apply to Refinitiv Equityholder and its Subsidiaries.

“Agreement” shall mean this Restrictive Covenant Agreement, as the same may be further amended or restated from time to time.

“Appraiser” shall mean Duff & Phelps Corporation, and if Duff & Phelps Corporation no longer exists or is unwilling or unable to act as the Appraiser hereunder, another nationally recognized boutique firm with a practice focused on purchase price disputes mutually acceptable to the Refinitiv Entities and TWM LLC (acting by Required Consent), and if no such firm is willing or able to act as the Appraiser hereunder, then such nationally recognized investment banking or advisory firm selected by the Refinitiv Entities and TWM LLC (acting by Required Consent) in good faith, and if the Refinitiv Entities and TWM LLC (acting by Required Consent) cannot agree on an Appraiser within 30 days after it is determined that the initial Appraiser named above cannot act hereunder, then either TWM LLC (acting by Required Consent) or the Refinitiv Entities may require that the Appraiser be selected by the President of the American Arbitration Association or by his/her designee.

“Asset Class Family” shall mean (A) each major group of asset classes commonly referred to as of the date hereof as: (i) cash equities, (ii) equities derivatives, (iii) cash foreign exchange, (iv) foreign exchange derivatives, (v) cash commodities and energy, (vi) commodities and energy derivatives, (vii) cash fixed income rates, (viii) fixed income rates derivatives, (ix) cash fixed income credit and (x) fixed income credit derivatives and (B) each such other major group of asset classes as may be developed in the future from time to time and commonly referred to in a manner similar to those in (A) above.

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“Business” shall mean, collectively, any business directly or indirectly operated and/or offered by TWM LLC as of or after the date hereof.

“Business Day” shall mean a day other than a Saturday, Sunday or any other day on which commercial banks in the State of New York are authorized or obligated to be closed.

“Change of Control” shall mean, in respect of any specified Person, any of the following, in a single transaction or in a series of related transactions after the date hereof: (i) the acquisition by any other Person or group (within the meaning of Section 13(d)(3) of the Exchange Act), by way of merger, recapitalization, consolidation, business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) (including through indirect purchase) or otherwise, of more than fifty percent (50%) of the total voting power of such Person; (ii) the sale, transfer, assignment or disposition of all or substantially all of the assets of such Person to any other Person or group; or (iii) any other transaction or series of related transactions (other than dispersed trading in publicly traded securities) pursuant to which the shareholders of such Person immediately prior to such transaction hold, directly or indirectly, less than fifty percent (50%) of the total voting power of such Person or of any surviving or acquiring entity (or its parent) immediately following such transaction. Notwithstanding the foregoing, a transaction will not constitute a “Change of Control” with respect to a specified Person if, following the transaction described in clauses (i) and (ii) of the immediately preceding sentence, any specified Person will be beneficially owned directly or indirectly in substantially the same proportions by the Persons who held the voting power of such specified Person immediately before such transaction.

“Class A Common Stock” means the Class A Common Stock, par value $0.00001 per share, of TWM Inc.

“Class B Common Stock” means the Class B Common Stock, par value $0.00001 per share, of TWM Inc.

“Class C Common Stock” means the Class C Common Stock, par value $0.00001 per share, of TWM Inc.

“Class D Common Stock” means the Class D Common Stock, par value $0.00001 per share, of TWM Inc.

“Competitive Business” shall have the meaning set forth in Section 2.1(a)(i).

“Common Stock” means collectively, the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Common Unit” means a common interest unit of TWM LLC.

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“Control” shall mean, with respect to a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

“Encumbrance” shall mean any lien, pledge, charge, claim, security interest, option, mortgage, right of first refusal or similar restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Equity Derivatives” shall mean single stock options, index options, single stock futures, index futures, ETFs, equity swaps, convertibles, equities related volatility/variance products and dividend derivatives.

“Equity Securities” means any and all shares of Common Stock of TWM Inc., and any and all other equity securities of TWM Inc. that may be issued from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer” shall have the meaning set forth in Section 2.1(b).

“First Offer Acceptance Period” shall have the meaning set forth in Section 2.1(b).

“First Offer Notice” shall have the meaning set forth in Section 2.1(b).

“Fixed Income Asset Class Family” shall mean (i) Fixed Income Securities and (ii) derivatives of Fixed Income Securities.

“Fixed Income Securities” shall mean all non-equity securities and other non-equity instruments that, in either case, provide a return in the form of fixed periodic payments.

“Governmental Entity” shall mean any domestic or foreign governmental or regulatory authority, agency or commission, including courts of competent jurisdiction.

“Indemnification Notice” shall have the meaning set forth in Section 3.1(c)(ii).

“Indemnified Party” shall have the meaning set forth in Section 3.2(a).

“Indemnifying Party” shall have the meaning set forth in Section 3.2(a).

“IPO” shall have the meaning set forth in the Recitals.

“Law” shall mean, with respect to any specified Person, all foreign, federal, state, local and Self-Regulatory Organization statutes, laws, ordinances, regulations, rules, writs, injunctions, judgments, decrees and orders applicable to the specified Person or to the businesses and assets thereof, including laws relating to privacy, data protection, and the collection and use of data.

“Losses” shall have the meaning set forth in Section 3.1(c)(iii).

“LTM” shall mean the immediately preceding 12 calendar month period.

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“Master Agreement” shall have the meaning set forth in the Recitals.

“Material Interest” shall mean an investment of more than $5,000,000.

“Non-Compete Indemnification Event” shall have the meaning set forth in Section 3.1(c)(i).

“Non-Compete Period” shall have the meaning set forth in Section 2.1(a).

“Non-Fixed Income Asset Class Family” shall mean any and all Asset Class Families other than the Fixed Income Asset Class Family.

“Offeror” shall have the meaning set forth in Section 2.1(b).

“Parties” shall have the meaning set forth in the Preamble.

“Permitted Transferees” shall have the meaning set forth in the TWM Inc. Charter.

“Person” shall mean any individual, entity, firm, corporation, partnership, association, limited liability company, joint-stock company, trust, or unincorporated organization.

“Proposed Business” shall have the meaning set forth in Section 2.1(b).

“Refinitiv Entities” shall have the meaning set forth in the preamble.

“Refinitiv Equityholder” means Refinitiv Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its direct or indirect Subsidiaries (but excluding TWM Inc. and its Subsidiaries) that hold Voting Securities as of the date hereof, and any Permitted Transferee of a Refinitiv Equityholder that holds Voting Securities.

“Refinitiv Parent” shall have the meaning set forth in the Preamble.

“Refinitiv PME” shall have the meaning set forth in the Preamble.

“Refinitiv US Holdings” shall have the meaning set forth in the Preamble.

“Registered Entities” shall mean any entity that is controlled, directly or indirectly, by TWM Inc. or TWM LLC and is required to be registered as a broker or dealer, swap execution facility, introducing broker, multilateral trading facility, organized trading facility, or other registered status, as applicable, with the United States Securities and Exchange Commission, Commodity Futures Trading Commission or other U.S. regulator with jurisdiction over TWM LLC’s or its Subsidiaries’ services with respect to the Tradeweb Asset Classes, or in a comparable capacity with any foreign regulator or any successor to such domestic or foreign regulator.

“Required Consent” shall have the meaning set forth in Section 2.1(f).

“Self-Regulatory Organization” shall mean the Financial Industry Regulatory Authority, Inc., the National Futures Association, the Chicago Board of Trade, the New York Stock Exchange, any national securities exchange (as defined in the Exchange Act and the rules and regulations thereunder), any other securities exchange, futures exchange, contract market, commodities market, any other such exchange, clearinghouse or corporation or other similar federal, state or foreign self-regulatory body or organization.

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“Stockholders Agreement” shall mean the Stockholders’ Agreement, dated [__], 2019, among TWM Inc. and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Subsidiary” of any Person shall mean (i) a corporation more than fifty percent (50%) of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“TradeWeb Asset Class” shall mean any asset class, security, or other interest offered by the Registered Entities, at any particular time and from time to time.

“TradeWeb Indemnified Party” shall mean TWM Inc., TWM LLC, their Subsidiaries and their respective officers, directors, shareholders, members, partners, managers, employees, agents, representatives, successors and assigns.

“TradeWeb Management” shall mean the chief executive officer and the president of TWM LLC or TWM Inc.

“TradeWeb Parties” shall have the meaning set forth in the Preamble.

“Triggering Event” means the first date on which the Stockholder Entities (as defined in the Stockholders Agreement) lose their right to designate the Total Number of Directors (as defined in the Stockholders Agreement) as set forth in Section 2.1 of the Stockholders Agreement (or equivalent provision in any amendment thereof that gives the right to the Stockholder Entities to designate at least a majority of the total number of directors on the board of directors of TWM Inc.).

“TWM Inc.” shall have the meaning set forth in the Preamble.

“TWM Inc. Charter” shall mean the Amended and Restated Certificate of Incorporation of TWM Inc., as filed with the Secretary of State of the State of Delaware, on [__], 2019, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“TWM LLC” shall have the meaning set forth in the Preamble.

“Voting Securities” means, at any time, outstanding shares of any class of Equity Securities of TWM Inc., which are then entitled to vote generally in the election of directors.

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ARTICLE V

MISCELLANEOUS

SECTION 5.1.      Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered, if delivered personally, (ii) on the date the delivering Party received confirmation (which in the case of email shall be a non-automated confirmation), if delivered by email of a .pdf attachment, (iii) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (iv) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.1):

If to any Refinitiv Entity:

c/o Refinitiv US Holdings Inc.
One Station Place

Stamford CT 06902

Attention: Darren Pocsik, General Counsel

Email: darren.pocsik@refinitiv.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Elizabeth A. Cooper

                 Jonathan Ozner

Email:      ecooper@stblaw.com

                 jozner@stblaw.com

If to TWM Inc. or TWM LLC:

c/o TradeWeb Markets LLC
1177 Avenue of the Americas

31st Floor

New York, NY 10036
Attention: Scott Zucker
Email: Scott.Zucker@tradeweb.com

With a copy (which shall not constitute notice) to:

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Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Steven G. Scheinfeld, Esq.
                 David L. Shaw, Esq.

Email: Steven.Scheinfeld@friedfrank.com

           David.Shaw@friedfrank.com

SECTION 5.2.      Headings.

The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.3.      Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or under public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will (as promptly as practicable) amend or otherwise modify this Agreement to replace any invalid, illegal or unenforceable provision with an effective and valid provision that gives effect to the intent of the Parties to the maximum extent permitted by applicable Law. The Parties hereto agree that, if any court of competent jurisdiction in a final non-appealable judgment determines that a specified time period, a specified business limitation or any other term or provision of this Agreement is invalid, illegal, incapable of being enforced by any rule of Law or under public policy, unreasonable or arbitrary, then such term or provision shall be ineffective to the extent, and only to the extent, of such invalidity, illegality or unenforceability and shall be enforced to the greatest extent permitted by Law.

SECTION 5.4.      Entire Agreement.

This Agreement (together with any Annexures and Exhibits) constitutes the entire agreement of the Parties (and their Affiliates) and supersedes all prior agreements and undertakings, both written and oral, among the Parties (and their Affiliates), or any of them, with respect to the subject matter hereof.

SECTION 5.5.      Assignment.

This Agreement shall not be assigned (except by operation of Law) without the prior written consent of the other Parties, which may be withheld in any Party’s sole discretion.

SECTION 5.6.      Parties in Interest.

This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each Party and their respective successors and permitted assigns hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the Parties or any Persons subject to indemnification pursuant to Article III, who shall be considered express third party beneficiaries of this Agreement, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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SECTION 5.7.      Expenses.

Except as otherwise expressly provided herein, all fees and expenses incurred in connection herewith shall be paid by the Party incurring such expenses.

SECTION 5.8.      Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts to be fully performed therein. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the courts of the United States, in each case located in the County of New Castle in the State of Delaware, for any litigation arising out of or relating to this Agreement, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth herein shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement in the courts of the State of Delaware or the United States, in each case, located in the County of New Castle in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

SECTION 5.9.      Counterparts.

This Agreement may be executed and delivered in one or more counterparts, and by the Parties in separate counterparts (which may be by electronic mail in pdf format), each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 5.10.    Further Assurances.

The Parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the rights, interests and obligations of the Parties under this Agreement.

SECTION 5.11.    Amendment.

This Agreement may be amended or waived at any time by an instrument in writing executed and delivered by all of the Parties.

SECTION 5.12.    Waiver.

The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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SECTION 5.13.    Waiver of Jury Trial.

Each Party hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.

SECTION 5.14.    Specific Performance.

The Parties agree that a violation of any of the terms of this Agreement may cause irreparable injury to the Parties for which money damages, even if available, may not be an adequate remedy. Therefore, the TradeWeb Parties will be entitled to seek an injunction, restraining order or other equitable relief from a court of competent jurisdiction in the event of any breach of this Agreement. The rights and remedies provided by this Agreement are cumulative and in addition to any other rights and remedies which the TradeWeb Parties may have hereunder or at Law or in equity. If any action is brought by the TradeWeb Parties to enforce this Agreement, the Refinitiv Entities agree not to oppose the granting of specific performance and other equitable relief on the basis that the TradeWeb Parties have an adequate remedy at Law and the TradeWeb Parties shall not be required to pay or post any bond in connection with any such equitable relief. The Parties further agree that the provisions of the covenants contained in Section 2.1 are reasonable and necessary to protect the businesses of TWM Inc. and its Subsidiaries.

SECTION 5.15.    Interpretation.

(a)          Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification.

(b)          The use of the words “or,” “either” and “any” shall not be exclusive. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(c)          The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time, and references to such statutes, laws, rules, regulations and forms shall be to such statutes, laws, rules, regulations and forms as they may be from time to time amended, amended and restated, modified or supplemented, including by succession of comparable statutes, laws, rules, regulations and forms. References to the preamble, recitals, Articles and Sections are to the preamble, recitals, Articles and Sections of this Agreement unless otherwise specified.

(the remainder of this page has been intentionally left blank)

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IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed and delivered as of the date first above written.

TRADEWEB MARKETS LLC

By:
Name:
Title:

TRADEWEB MARKETS INC.

By:
Name:
Title:

[Signature Page to Restrictive Covenant Agreement]

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REFINITIV US PME LLC

By:
Name:
Title:

REFINITIV PARENT LIMITED

By:
Name:
Title:

REFINITIV US HOLDINGS INC.

By:
Name:
Title:

REFINITIV TW HOLDINGS LLC

By:
Name:
Title:

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